Exhibit 99.2

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of
ACN Utility Services, Inc. and Subsidiaries
Farmington Hills, Michigan

We have audited the accompanying consolidated balance sheet of ACN Utility Services, Inc. and Subsidiaries (the “Company) as of December 31, 2004, and the related consolidated statement of operations, stockholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004, and the results of its operations and its cash flow for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Deloitte & Touche LLP
Detroit, Michigan
April 21, 2005

ACN UTILITY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2004

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$669,143
Restricted cash	119,663
Accounts receivable:
Trade, net of allowance for doubtful accounts of $2,260,352	6,808,026
Unbilled revenue	6,639,318
Accounts receivable gas imbalance	675,872

Total accounts receivable	14,123,216
Inventory	4,776,375
Prepaid expenses and other current assets	5,057,006
Deferred income taxes	2,512,104

Total current assets	27,257,507
Property and equipment—net (Note 2)	1,408,069

TOTAL	$28,665,576

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable:
Trade	$8,275
Affiliates	6,294,863
Accrued liabilities:
Commissions	370,756
Gas expense	634,917
Electricity expense	1,904,725
Taxes—other than income	520,663
Other	2,339,844

Total accrued liabilities	5,770,905
Notes payable and lines of credit (Note 3)	8,083,691

Total current liabilities	20,157,734

DEFERRED INCOME TAXES	45,967

NOTES PAYABLE TO STOCKHOLDERS AND AFFILIATES (Note 7)	9,591,876

STOCKHOLDERS’ EQUITY:
Common stock, Class A voting, no par value—authorized, 60,000 shares; issued and outstanding, 1,000 shares
Additional paid-in capital	25,325,091
Accumulated other comprehensive income	7,746
Accumulated deficit	(26,462,838)

Total stockholders’ equity	(1,130,001)

TOTAL	$28,665,576

The accompanying notes are an integral part of these financial statements.

ACN UTILITY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2004

OPERATING REVENUE:
Electricity	$31,175,487
Gas	48,548,218

Total revenue	79,723,705

COST OF REVENUE:
Electricity	25,140,523
Gas	40,722,069

Total cost of revenue	65,862,592

GROSS MARGIN	13,861,113

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	13,488,929

RESTRUCTURING CREDIT (Note 6)	(420,148)

OPERATING INCOME	792,332
OTHER INCOME (EXPENSE):
Interest income	61,020
Interest expense	(842,940)
Other	149

Total other expense	(781,771)

NET INCOME BEFORE INCOME TAXES	10,561

DEFERRED INCOME TAX BENEFIT	(732,984)

NET INCOME	$743,545

The accompanying notes are an integral part of these financial statements.

ACN UTILITY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
YEAR ENDED DECEMBER 31, 2004

			Accumulated	(Accumulated
		Additional	Other	Deficit)
	Common	Paid-in	Comprehensive	Retained
	Stock	Capital	Income(Loss)	Earnings	Total
Balance—January 1, 2004	$—	$25,325,091	$(56,891)	$(27,206,383)	$(1,938,183)

Net income				743,545	743,545

Accumulated foreign currency translation adjustment			64,637		64,637
Total comprehensive income					808,182

Balance—December 31, 2004	$—	$25,325,091	$7,746	$(26,462,838)	$(1,130,001)

The accompanying notes are an integral part of these financial statements.

ACN UTILITY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$743,545
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,091,479
Deferred income tax benefit	(698,606)
Bad debt expense	3,161,433
Changes in assets and liabilities:
Accounts receivable	(4,202,566)
Inventory	(1,213,579)
Prepaid expenses and other current assets	608,556
Accounts payable	(88,837)
Accounts payable to affiliates	825,951
Accrued liabilities	(4,319,815)
Change in restricted cash—net	891,665

Net cash used in operating activities	(3,200,774)

CASH FLOWS FROM INVESTING ACTIVITIES—
Purchases of property and equipment	(719,889)

Net cash used in investing activities	(719,889)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable	(1,634,475)
Net proceeds from notes payable and new lines of credit	8,083,691
Payment of prior lines of credit	(4,608,779)

Net cash provided by financing activities	1,840,437

EFFECT OF FOREIGN EXCHANGE RATE CHANGES AND OTHER	64,637

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,015,589)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	2,684,732

CASH AND CASH EQUIVALENTS AT END OF YEAR	$669,143

CASH PAID FOR INTEREST	$842,940

The accompanying notes are an integral part of these financial statements.

Notes to Consolidated Financial Statements
Year Ended December 31, 2004

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements is as follows:

Nature of Business—ACN Utility Services, Inc. and Subsidiaries (the “Company”) is a wholly owned subsidiary of American Communications Network, Inc. (“ACN”) (a Michigan corporation). The Company is an energy marketing company that resells natural gas services to residential and small businesses in California, Ohio, New York, Pennsylvania, Maryland and Georgia, and electricity services to residential and small businesses in Pennsylvania, New York and Texas.

Principles of Consolidation—The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, ACN Power, Inc., ACN Energy, Inc. and ACN Energy Corp. (Canada).

All significant intercompany balances and transactions have been eliminated in consolidation.

Commission Expense—Commission expense is payable to independent representatives based on customer billings and is recognized in the same period as revenue associated with such billings. Commission expense is recorded in selling, general and administrative expenses.

Revenue Recognition—The Company recognizes revenue for the sale of electricity or natural gas once the commodity has been delivered to customers. Unbilled electricity and natural gas sales are estimated and recorded each period. The Company’s bills to customers may also include charges relating to the transmission and distribution of the commodity, for which the utility is ultimately responsible. These amounts are excluded from the Company’s net revenues.

Cash and Cash Equivalents—The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Inventory—Inventory represents natural gas in storage and is stated at the lower of weighted average cost or market.

Property and Equipment—Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets that range from three to seven years. Leasehold improvements are amortized over the lives of the respective leases, or useful lives, whichever is shorter.

Software development costs are capitalized in accordance with Statement of Position (“SOP”) No. 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use, once the preliminary project stage is completed. Costs incurred prior to the completion of the preliminary project stage are expensed as incurred.

Income Tax—ACN and its subsidiaries, including the Company, file a consolidated federal income tax return. Federal income taxes have been provided by the Company on the basis of its separate company income and deductions in accordance with the established practices of the consolidated group which provides for, among others, the allocation of tax attributes among its participating members. Deferred income taxes have been provided for temporary differences. Temporary differences occur when events and transactions recognized for financial reporting result in taxable or tax-deductible amounts in different periods.

Notes to Consolidated Financial Statements (continued)
Year Ended December 31, 2004

Restricted Cash—The Company pledged cash and cash equivalents as collateral on outstanding letters of credit, which have been classified as restricted cash.

New Accounting Standard—In May 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 is effective for certain mandatory redeemable preferred instruments for periods beginning after December 15, 2004. This statement establishes standards for an issuer’s classification and measurement of certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope. The Company is currently studying the impact of this new standard but has yet to quantify the effects of adoption on its financial statements.

Accounting for Risk Management Activities—SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 149 (collectively, “SFAS No. 133”) establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS No. 133 requires an entity to recognize all derivatives as either assets or liabilities at fair value on the balance sheet unless such contracts are designated as “normal”, in accordance with the provisions of SFAS No. 133. The Company currently uses derivatives to manage its risk but does not recognize these financial instruments as hedging activities under SFAS No. 133. The market value of these financial instruments is approximately $527,000 and is included with Other accrued liabilities on the balance sheet. The loss on hedging activities, including the $527,000 that has not been realized, is included in cost of sales and totaled approximately $2,300,000 for the year ended December 31, 2004.

Use of Estimates—The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2.	PROPERTY AND EQUIPMENT

Notes to Consolidated Financial Statements (continued)
Year Ended December 31, 2004

Property and equipment are summarized as follows as of December 31, 2004:

Leasehold improvements	$17,848
Machinery and equipment	109,396
Furniture and fixtures	60,859
Computers and software	4,382,459

Total cost	4,570,562

Less accumulated depreciation and amortization	3,162,493

Net cost	$1,408,069

3.	NOTES PAYABLE AND LINES OF CREDIT

On June 29, 2004, ACN and the Company signed a letter of commitment to establish a $25,000,000 revolving credit facility with a three-year term to finance working capital needs and replace the lines of credit described below. ACN and the Company pledged certain of its trade accounts receivable and inventory as collateral for this new facility. ACN and the Company are required to direct payment of accounts receivable to a Blocked Account, which will automatically be remitted to the lender. The new facility bears interest at the higher of prime plus 1.00% or 6.00% annually on the average outstanding balance. The facility also bears a 0.375% annual unused line fee. At current interest rates, ACN and the Company expect to realize an effective annual interest rate of approximately 6.00% on the average outstanding balance. ACN and the Company paid approximately $94,000 of commitment fees for the establishment of the facility. The facility also requires ACN and the Company to maintain certain financial covenants. ACN and the Company were not in compliance with these financial covenants at December 31, 2004. The bank has agreed to waive the covenant violations that existed at December 31, 2004. The new credit facility became effective June 24, 2004 and replaced all of the then existing financing arrangements for the Company, as discussed below. The amount the Company had outstanding under this facility at December 31, 2004 is $8,064,330. The Company also has cross guarantees with its parent, ACN, under this line of credit. The amount outstanding at ACN under this credit facility and subject to the Company’s guarantees was approximately $7,930,000, including interest, at December 31, 2004. Subsequent to year end, the lender released the Company from this guarantee concurrent with the sale more fully described in Note 8. The Company also has other notes payable of $19,361 outstanding at December 31, 2004.

During 2003, the Company entered into two separate financing arrangements based upon certain markets being served. On October 28, 2003, the Company entered into a revolving line of credit agreement which permitted borrowing based on accounts receivable and natural gas in storage. It allowed the Company to borrow up to $2,400,000. The terms of the agreement required interest payments equal to prime plus 2% (6.00% at December 31, 2003). The Company also paid a monthly fee of .50% of the average daily balance of the inventory and unbilled accounts receivable that supported the loan. In addition, there was a 1% annual renewal fee due on each anniversary date. The outstanding balance under this facility at December 31, 2003 was $2,066,015.

Notes to Consolidated Financial Statements (continued)
Year Ended December 31, 2004

On December 15, 2003, the Company also entered into a two-year receivable sales agreement expiring December 15, 2005. Under the terms of this agreement, eligible billed and unbilled accounts receivable are sold on a market specific basis. It allows the Company to borrow up to $6,000,000. The arrangement requires interest payments equal to prime plus 1.5% of the current net purchased receivables. At December 31, 2003, this rate was equal to 5.50%. The outstanding balance under this agreement at December 31, 2003 was $2,542,774.

The Company has letters of credit issued by its lender under the revolving credit facility that total approximately $2,421,000 at December 31, 2004.

4.	INCOME TAXES

Deferred income tax assets and liabilities consist of the following as of December 31:

Notes to Consolidated Financial Statements (continued)
Year Ended December 31, 2004

Deferred tax assets:
Net operating loss carryforwards	$5,809,720
Accrued compensation
Allowance for doubtful accounts	768,519
Fixed assets	611,637
Restructuring costs	364,731
Other	175,359

7,729,966
Deferred tax liabilities:
Software development costs	(653,614)
Other	(496)

7,075,856
Less valuation allowance	(4,609,720)

Net deferred tax asset	$2,466,136

Deferred income taxes arise from temporary differences and between the tax bases of assets and liabilities and their reported amounts in the financial statements. At December 31, 2004, there was a valuation allowance of $4,609,720 recorded against deferred tax assets. The valuation allowance relates to net operating loss (“NOL”) carryforwards. The Company has estimated NOL carryforwards, for federal tax purposes, of $17,087,421 at December 31, 2004, which expire in varying amounts between 2019 and 2023.

A reconciliation of the actual federal income tax expense to the expected amounts computed by applying the statutory tax rate percentage to income before income taxes is as follows as of December 31, 2004:

Expected federal income tax expense	$3,957
Change in valuation allowance	(742,170)
State tax expense	(1,078)
Other	6,307

Deferred income tax benefit	$(732,984)

Federal deferred income tax (benefit)	(731,906)
Current income tax (benefit)	(1,078)

$(732,984)

5.	COMMITMENTS AND CONTINGENCIES

The Company leases office space and equipment under operating lease agreements that expire at various dates through October 2008. Total rent expense for operating leases for the year ended December 31, 2004 was approximately $32,000. (See Note 6).

The Company is involved in certain routine legal proceedings, which are incidental to its business. All of these proceeding arose in the ordinary course of the Company’s business and, in the opinion of the

Notes to Consolidated Financial Statements (continued)
Year Ended December 31, 2004

management of the Company, any potential liability of the Company with respect to these legal actions will not, in the aggregate, be material to the Company’s financial condition or operations.

6.	RESTRUCTURING COSTS

On October 15, 2002, the Company committed to a profit improvement plan and presented it to the Board of Directors. The focus of the plan was primarily the consolidation of work activities from the McLean, Virginia location to the ACN, Inc. Farmington Hills, Michigan headquarters location. The plan also included terminating activities at the McLean offices and continuing to pay lease costs until the lease terminates. In 2003, the Company vacated the McLean, Virginia location completely and migrated its operations to the Farmington Hills, Michigan location. The lease obligation for the vacated facility expires in October 2008. Accordingly, the Company recognized the remaining liability of approximately $1,912,000 as an expense in 2003. The lease payments will approximate $390,000 per year through October 2008.

On January 25, 2005, the Company signed a sublease agreement for a portion of the McLean, Virginia facility. The term of the sublease is February 2005 through September 2008. The sublease requires that the tenant pay the Company monthly rentals of $8,601 to $9,675 through September 2008. Accordingly, in 2004 the Company recorded the minimum lease payments due under the sublease agreement, net of commissions, as a reduction of restructuring costs.

7.	RELATED PARTY TRANSACTIONS

The Company, as a wholly owned subsidiary of ACN, Inc. (the “Parent”), receives the benefit of various administrative services provided by the Parent such as 401(k), billing, accounting and information technology support. These costs are allocated to the Company on a monthly basis. In addition, commission expenses are paid to the independent representatives by the Parent and allocated monthly to the Company. Administrative services and commission allocations to the Company in 2004 were approximately $3,492,000.

On January 15, 2003, the Company signed a one year note with the Parent in the amount of $4,987,304. The interest rate is equal to three and a half percent (3.5%) in excess of the prime rate with a floor of 7.25% (8.75% as of December 31, 2004). On January 15, 2003, the Company also signed an additional one year note with ACN Europe BV in the amount of $4,604,572. The interest rate is equal to five and three-quarters percent (5.75%) in excess of the euribor rate (8.11% as of December 31, 2004). The outstanding notes payable to Company stockholders and affiliates as of December 31, 2004 was $9,591,876. Total interest expense recorded on these notes for the year ended December 31, 2004 was approximately $511,000.

The Company is not allowed to make principal or interest payments on these notes until all other financing arrangements have been satisfied.

The Company provides a 401(k) retirement plan for the benefit of its employees. Participants make contributions based upon an elected percentage of salary, up to 15%. The Company matches a portion of the employee contributions and may also make discretionary contributions. The Company contributions are paid by the Parent and allocated to the Company. The amount of such payment in 2004 allocated to the Company was $6,190.

Notes to Consolidated Financial Statements (continued)
Year Ended December 31, 2004

8.	SUBSEQUENT EVENTS

On February 9, 2005, Commerce Energy Group, Inc. (“Commerce”) and Commonwealth Energy Corporation, a wholly-owned subsidiary of Commerce (“Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with American Communications Network, Inc., (“ACN”), ACN Utility Services, Inc., (“ACN Utility Services”), ACN Energy, Inc., (“ACN Energy”), and ACN Power, Inc., (“ACN Power”, and collectively with ACN Utility Services and ACN Energy, “Sellers”). Under the Purchase Agreement, the Purchaser will acquire certain assets of the Sellers’ retail electric power and natural gas sales business (the “Retail Energy Business”), and assume specified liabilities of the Sellers. The assets of the Sellers that were acquired included equipment, gas inventory associated with utility and pipeline storage and transportation agreements and electricity supply, scheduling and capacity contracts, software and other infrastructure plus approximately 80,000 residential and small commercial customers. Employees of ACN Energy were offered employment with Purchaser.

Certain of the acquired assets were transferred to the Purchaser immediately upon the closing of the transaction on February 9, 2005. The remaining acquired assets, which are subject to regulatory approval or third party consent requirements, will be transferred to the Purchaser as such approvals and consents are obtained. The Sellers granted the Purchaser a security interest in the assets remaining to be transferred pursuant to a Security Agreement dated as of February 9, 2005.

As set forth in the Purchase Agreement, the initial consideration paid by the Purchaser was $6.5 million in cash, plus 930,233 shares of Commerce Common Stock, valued at $2.0 million, based upon the market price for Commerce’s Common Stock as of February 8, 2005, the date immediately prior to the closing date. The shares of Commerce Energy common stock will initially be placed in escrow and released upon satisfaction of certain performance targets related to customer growth. ACN was also paid at closing an amount of approximately $5.5 million dollars as payment for certain working capital and prepayment items relating to the assets being acquired, and are subject to a final adjustment and settlement.

In connection with the Purchase Agreement, the parties executed a Transition Services Agreement dated as of February 9, 2005 (the “Transition Services Agreement”) under which the parties will provide certain transition services to each other in order to provide for the orderly transition of the Retail Energy Business and the employees of such Business from the Sellers to Purchaser. In addition, Commerce, Purchaser and ACN entered into a Sales Agency Agreement dated as of February 9, 2005 (the “Sales Agency Agreement”), pursuant to which Purchaser will be permitted to utilize ACN’s network of independent sales representatives. Under the Sales Agency Agreement, Purchaser will pay ACN an amount equal to sales representative commissions that are payable by ACN to its independent sales representatives in connection with customers acquired by Purchaser through such representatives, and a per-customer acquisition fee for each customer acquired through the Sales Agency Agreement. Under the Sales Agency Agreement, Sales commissions due under the Sales Agency Agreement will be paid in cash, while customer acquisition fees will be paid by the issuance of Commerce Common Stock to ACN, based on the fair market value of the Commerce Common Stock when a customer acquisition fee is due.

The shares of Commerce Common Stock to be issued to ACN pursuant to the Purchase Agreement and the Sales Agency Agreement will be withheld and delivered to a third party escrow agent. The shares issued pursuant to the Purchase Agreement will be held in escrow and released to ACN as certain customer targets are achieved, as described in the Purchase Agreement. If the targets are not achieved in full and the shares are not earned under the Sales Agency Agreement, any shares not released to ACN will be returned to Commerce. The Sales Agency Agreement has an initial term of one year, and is subject to annual renewal unless terminated by either party upon at least 90 days prior written notice

Notes to Consolidated Financial Statements (continued)
Year Ended December 31, 2004

prior to the expiration of the initial term or any successive term. Should the parties extend the Sales Agency Agreement for successive annual or other mutually agreeable period(s) then, for such periods the customer acquisition fees will be paid by the issuance of additional shares of Commerce Common Stock to ACN, based on the fair market value of the Commerce Common Stock when a customer acquisition fee is due. The number of shares of Commerce Common Stock that can be issued to ACN under the Purchase Agreement and the Sales Agency Agreement (including any renewals thereof) is capped at 14.9% of Commerce’s outstanding Common Stock as of the closing date, or approximately 4,544,394 shares.